UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 18, 2009

Date of Report (Date of earliest event reported)

Kid Castle Educational Corporation

(Exact name of registrant as specified in its charter)

Florida	333-39629	59-2549529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8th Floor, No. 98 Min Chuan Road
Hsien Tien, Taipei, Taiwan R.O.C.
(Address of Principal Executive Offices and Zip Code)

(011) 886-2-2218-5996
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in the next two paragraphs is responsive to the following Items:

Item 1.01    Entry into Material Definitive Agreement

Item 3.02   Unregistered Sales of Equity Securities

Item 3.03   Material Modification of Rights of Security Holders

Item 5.01   Changes in Control of Registrant

Item 5.03   Amendment to Articles of Incorporation or Bylaws

On June 17, 2009, pursuant to a Stock Subscription Agreement dated the same date, we sold 5,000,000 newly issued shares of our common stock to our Chief Executive Officer, Min-Tan Yang.  The stock was sold for $0.18 per share for an aggregate purchase price of $900,000.  Mr. Yang paid for the stock in cash.  The stock was issued without registration under the Securities Act of 1933 in reliance on the exemption under Section 4(2) of the Securities Act.  The Stock Subscription Agreement is attached to this report as Exhibit 10.1.  As a result of Mr. Yang’s purchase, the number of shares of our common stock beneficially owned by him increased from 11,255,538 shares to 16,255,538 shares. Mr. Yang’s percentage share of the Company’s voting stock increased from 45% to 54%.  Under our articles of incorporation and Florida corporation law, certain significant actions of the Company, such as merger, sale of substantially all of the assets of the Company, and amendment of our articles of incorporation, require the approval of the holders of 50% or more of our Common Stock. As a result of this increase in Mr. Yang’s ownership percentage, he now beneficially owns a sufficient number of shares to approve these transactions by himself.

The purpose of the stock sale to Mr. Yang was to provide capital to finance the costs of a privatization transaction pursuant to which we expect to deregister from the reporting requirements of the Securities and Exchange Act of 1934.  The deregistration transaction was approved by our Board of Directors on June 11, 2009, and earlier by a committee of the Board made up of independent directors who have no economic interest in the transaction.  The privatization and deregistration transaction is described in further detail in the Preliminary Information Statement on Schedule 14C filed with the Commission on the same date as this report.  As a necessary step of the privatization transaction, CEO Yang and our Chairman of the Board, Suang-Yi Pai, in their capacity as shareholders owning 67% of our common stock, signed a written consent on June 17, 2009 that approved amendments to our articles of incorporation that would effect a 5,000 for 1 reverse stock split of the Company’s common stock, followed by a 1 for 5,000 forward stock split.  In compliance with a waiting period under Florida law, the written consent provides that the amendments may not be filed with the Florida Secretary of State until 25 days after the final Information Statement relating to the privatization transaction has been filed with the Commission and made available to shareholders.

Item 7.01.      Regulation FD Disclosure.

On June 18, 2009 we issued the press release attached to this report as Exhibit 99.1.

In accordance with General Instruction B.2. of Form 8-K, the information contained above in this report is not to be deemed “Filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor is it to be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.  This report is not to be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01       Financial Statements and Exhibits

(d)            Exhibits

Exhibit No.	Description
10.1	Stock Subscription Agreement between the Company and Min-Tan Yang dated June 17, 2009
99.1	Press Release dated June 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, who is duly authorized.

Dated: June 18, 2009

By:	/s/ Min-Tan Yang
Name: Min-Tan Yang
Title: Chief Executive Officer